EXHIBIT 99.1

                     Press Release Filed September 22, 2005



Media Contacts:


Motient/TerreStar                   Mobile Satellite Ventures, LP
-----------------                   -----------------------------

Winnie Lerner / Jessica Liddell     Frank DeMaria
The Abernathy MacGregor Group       fdemaria@brunswickgroup.com
212/371-5999                        Erin Moore
                                    emoore@brunswickgroup.com
                                    212-333-3810


               Motient Announces Transaction with Owners of Mobile
                    Satellite Ventures and TerreStar Network

   Restructuring and Simplification of Ownership Structure to Provide MSV and
          TerreStar Enhanced Access to Capital and Strategic Partners

Lincolnshire, IL and Reston, VA - September 22, 2005 - Motient Corporation
(MNCP) and Mobile Satellite Ventures LP (MSV), announced today that Motient had executed a non-binding letter of intent with SkyTerra Communications Inc. (SKYT) and TMI Communications & Company, among others, to consolidate the ownership of MSV and TerreStar Networks Inc. within Motient. The parties anticipate that these transactions, if consummated, will simplify the ownership and governance of each of MSV and TerreStar, better enabling each of them to pursue more effectively their deployment of separate hybrid satellite and terrestrial based communications networks providing ubiquitous wireless coverage across all of North America in the L-band and S-band, respectively.

Christopher Downie, Chief Operating Officer of Motient said, "We are taking these steps to simplify the ownership structure of these assets and improve their ability to build value for shareholders. We believe that this transaction positions Motient's shareholders into a more direct and immediate ownership position of MSV and TerreStar, and brings with it significant resulting benefits."

Alex Good, Chief Executive Officer and Vice Chairman of MSV said, "We are at a critical stage in the development of a truly ubiquitous wireless communications network for North America. The simplification of MSV's ownership structure provides MSV much greater visibility, and will enhance access to capital while improving our ability to accommodate potential strategic partners. MSV enthusiastically applauds the restructuring and its direct and immediate benefits to the buildout of the nation's first, and best, hybrid networks."

The letter of intent sets out the basic terms of the proposed transaction, which include, among other things, the following:


     o In connection with all the transactions contemplated by the letter of intent, Motient would issue or commit to issue approximately 77 million shares of common stock in exchange for the outstanding MSV interests not already owned by Motient, and approximately 16 million shares for the outstanding TerreStar shares not already owned by Motient.
     o All of the outstanding MSV and TerreStar interests not already owned by Motient, other than those held by TMI, would be transferred to Motient at closing.
     o TMI would receive the right to exchange its interests in MSV and TerreStar at any time at the same exchange ratios that are being offered to the other shareholders and would subscribe for shares of a new class of Motient preferred stock with nominal economic value but having voting rights in Motient equivalent to those TMI would receive upon exchange of its MSV and TerreStar interests for Motient common stock.
     o SkyTerra would dividend to its securityholders shares of a newly formed company that would hold all of its assets other than its interests in MSV and TerreStar, and then SkyTerra, which would then consist only of its stakes in MSV and TerreStar, would merge in a tax-free reorganization with and into a subsidiary of Motient. As a result, in addition to the dividend, SkyTerra's stockholders would receive Motient common stock at an exchange ratio reflecting equivalent economic value for MSV/TerreStar as received by the other MSV/TerreStar stockholders. In total, SkyTerra common and preferred stockholders would receive approximately 26 million shares of Motient common stock. SkyTerra's preferred stock would be retired in exchange for Motient common stock with a value equal to the liquidation preference of the preferred stock and SkyTerra's common stockholders would receive the balance of the Motient shares.
     o The parties anticipate that, after the closing of the transaction, TerreStar would likely be spun-off to the shareholders of Motient (including those receiving shares in connection with these transactions). However, this spin-off would be evaluated following the closing of the other transactions, and would only be executed if it is judged by Motient's Board of Directors to be in the best interests of its shareholders at that time. In the event of a spin off of TerreStar, the exchange ratios applicable to TMI's exchange right would be modified accordingly.
     o The boards of Motient and MSV would be reconstituted with nine members mutually acceptable to the parties and in compliance with the independence rules and regulations of NASDAQ. TerreStar would have a similarly structured board after the completion of the transaction, separate of Motient and MSV.
     o The parties anticipate that Alex Good, CEO of MSV, would become Motient's new CEO after the transaction. The parties also anticipate that Robert Brumley, CEO of TerreStar, would continue in that role after the transaction with TerreStar maintaining its own management team.

Consummation of the transactions will require successful completion of due diligence, negotiation and execution of definitive documentation, Motient and SkyTerra board and shareholder approval, and various regulatory approvals. Because the letter of intent is non-binding, the parties have no obligation to negotiate such documentation or otherwise consummate the transactions. Therefore, the parties can provide no assurances that the transactions will be consummated on the currently proposed terms or will ever be consummated, or that the required corporate or regulatory approvals will be obtained.


About Motient Corporation:

Motient is a nationwide provider of wireless data solutions for Fortune 500 companies and the small to medium size enterprise business market. Motient simplifies the wireless experience for applications providers, hardware vendors, value added resellers and customers by offering multiple network options, proprietary applications, one source support and wireless consulting services that enhance the performance, efficiency and cost-effectiveness of enterprise wireless solutions.
http://www.motient.com

About TerreStar Networks:

TerreStar Networks Inc. is an emerging provider of advanced mobile satellite services in North America with plans to develop, build and operate an innovative and spectrum-efficient spot beam satellite network in the 2GHz frequency band. TerreStar plans to offer a diverse mix of high-bandwidth services including voice, circuit-switched and packet-switched data, fax and paging to subscribers utilizing mobile and transportable terminals, including handheld devices.

http://www.terrestar.com

About Mobile Satellite Ventures:

Mobile Satellite Ventures LP (MSV) is at the forefront of the development of the first hybrid satellite-cellular communications network, which will provide seamless, transparent and ubiquitous wireless coverage of North America to conventional handsets. It has extensive patents on the technology and holds the first and only FCC license to provide these services. MSV plans to launch two satellites for North American coverage, which will be among the largest and most powerful commercial satellites ever built. When completed, the network will transform communications in a variety of areas including public safety, homeland security, aviation, transportation and entertainment, by providing interoperable, user-friendly and feature-rich voice and high-speed data services.

http://www.msvlp.com

Additional Information to be Filed with the SEC

In the event that Motient enters into a definitive agreement relating to the proposed transaction, Motient plans to file with the SEC a Registration Statement on Form S-4 in connection with the proposed transaction, and also plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the proposed transaction. The Registration Statement and the Proxy Statement will contain important information about Motient, SkyTerra, TMI Communications & Company, MSV, TerreStar, the transaction, and related matters. Investors and existing security holders are urged to read the Registration Statement and the Proxy Statement carefully when they become available.

Investors and existing security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement and other documents filed with the SEC by Motient and SkyTerra through the investor relations sections of the web sites of the respective companies or through the EDGAR system available at the SEC web site at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement from Motient or from SkyTerra by contacting the investor relations department of either company.

Statement under the Private Securities Litigation Reform Act:

With the exception of any historical information contained in this release, the matters described herein contain forward-looking statements that involve risk and uncertainties that may individually or mutually impact the matters herein described, which could cause actual results or revenues to differ materially from those contemplated by these statements.